UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2011

GENPACT LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-33626	98-0533350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street
Hamilton HM, Bermuda
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 295-2244

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  As previously disclosed, on August 13, 2010, the Compensation Committee of the Board of Directors of Genpact Limited, a Bermuda company (the “Company”), approved a grant to Pramod Bhasin, the Company's President and Chief Executive Officer, of restricted stock units under the Company’s 2007 Omnibus Incentive Compensation Plan covering a target number of 500,000 common shares of the Company.  Also as previously disclosed, while undertaking its analysis concerning current fiscal 2011 performance share grants, the Compensation Committee re-evaluated the performance share grants previously made in 2010 for certain of our executive officers (not including Mr. Bhasin), and on March 15, 2011, the Compensation Committee approved changes to the performance criteria for certain performance shares granted to these executive officers.

Consistent with these actions, on March 28, 2011, the Compensation Committee approved changes to the 2011 and 2012 performance conditions for the performance shares granted on August 13, 2010 to Mr. Bhasin.  Specifically, the Compensation Committee changed the 2011 and 2012 performance metrics from revenue growth and EBITDA growth to revenue growth and adjusted operating income growth, and amended the applicable corresponding threshold, target and outstanding performance levels and performance metrics.

Pursuant to these amendments, the following financial performance conditions apply for the 2011 and 2012 performance periods, unless with respect to the 2012 performance period different targets are set by the Compensation Committee no later than March 31, 2012:

Performance Level	Revenue Growth Over Prior Year	Adjusted Income from Operations Growth Over Prior Year
Outstanding	17%	16%
Target	12.5%	12.5%
Threshold	8%	7%

As was the case prior to the amendments, the actual number of common shares Mr. Bhasin will receive remains subject to vesting.  The shares to which Mr. Bhasin may become entitled at the end of an applicable performance period will be calculated by multiplying the designated number of target shares by a performance percentage based on the level of achievement of each performance goal as follows:

		Organic Revenue Growth
		8.0%	10.3%	12.5%	14.8%	17.0%
AOI Growth	7.0%	75%	81%	88%	100%	113%
	9.8%	81%	88%	94%	106%	119%
	12.5%	88%	94%	100%	113%	125%
	14.3%	100%	106%	113%	125%	138%
	16.0%	113%	119%	125%	138%	150%

The RSU Award Agreement, as amended, is filed as Exhibit 10.1 hereto.  The original RSU Award Agreement was included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 19, 2010. The above description of the amendments to the RSU Award Agreement is qualified in its entirety by reference to the RSU Award Agreement, as amended, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1	RSU Award Agreement, as amended

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

Date: March 31, 2011	By:	/s/ Heather White
	Name:	Heather White
	Title:	Vice President
and Senior Legal Counsel

EXHIBIT INDEX

Exhibit	Description

Exhibit 10.1	RSU Award Agreement, as amended